Exhibit 10.1

Development and Commercialization Option Agreement

between

ImmuPharma (France) S.A.

as “ImmuPharma France”

and

ImmuPharma AG, Switzerland

as “ImmuPharma AG”

on the one hand

and

Anesta AG

as “Anesta”

and

Cephalon, Inc.

as “Cephalon”

relating to

Lupuzor

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

THIS DEVELOPMENT AND COMMERCIALIZATION OPTION AGREEMENT is dated November 21, 2008 and is made

BETWEEN:

(1)           ImmuPharma (France) S.A., incorporated in France and having its registered office at 5, Rue du Rhone, F-68100 Mulhouse, France (“ImmuPharma France”); and

(2)           ImmuPharma AG, incorporated in Switzerland and having its registered seat at Kägenstrasse 12, CH-4153 Reinach, Switzerland (“ImmuPharma AG”) (ImmuPharma France and ImmuPharma AG together collectively referred to as “ImmuPharma”); on the one hand and

(3)           Cephalon, Inc. (“Parent”), incorporated in the United States of America and having its principal place of business at 41 Moores Road, Frazer, PA 19355, U.S.A.; and

(4)           Anesta AG, incorporated in Switzerland and having its registered office at Baarerstrasse 23, CH- 6300 Zug, Switzerland and an Affiliate of Parent (“Anesta”) (Parent and Anesta together collectively referred to as “Cephalon”).

(each and both of ImmuPharma on the one hand as well as each and both of Cephalon and Anesta on the other hand hereinafter are referred to as “Party” and together referred to as “Parties”)

WHEREAS:

(A)          ImmuPharma France owns or Controls certain proprietary rights, titles and interest in certain Patents and certain valuable Technical Information relating to its Lupuzor product, pursuant to certain licence, co-operation and co-ownership agreements with the CNRS (all capitalized terms as hereinafter defined);

(B)           ImmuPharma AG owns certain proprietary rights, titles and interest in certain trademarks, including the trademark “Lupuzor”;

(C)           ImmuPharma France conducted various Pre-Clinical and Clinical Studies (as hereinafter defined) with the Lupuzor product and it appears that the Lupuzor product may be capable of being further developed and commercialized as a treatment for Lupus;

(D)          Anesta wishes to develop and commercialise ImmuPharma’s Lupuzor product in the Territory (as hereinafter defined) for Lupus and any other indications for which the Lupuzor product may be developed, marketed or used, subject to ImmuPharma France obtaining certain results in the phase IIb clinical trial currently being conducted on behalf of ImmuPharma France, which should show efficacy and safety data for the Lupuzor product; and

(E)           ImmuPharma France has agreed to grant Cephalon an option for an exclusive license to develop, make, use and sell its Lupuzor product in the Territory as Licensed Product (as hereinafter defined) and ImmuPharma AG has agreed to grant Cephalon an option for an exclusive licence to use and commercially exploit the trademark “Lupuzor”, all subject to the terms and conditions hereinafter specified.

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby, intending to be legally bound, agree as follows:

Definitions

1.1           Definitions. For purposes of this Agreement the following terms shall have the following meanings:

(A)          “Affiliate” means, with respect to a Party, any other company, corporation or other Entity which (directly or indirectly) owns, is owned by or is under common ownership with such Party or any other Entity actually controlled by, controlling or under common control with such Party.  For purposes of this definition only, “ownership” or “control” shall mean where one Entity owns or controls fifty percent (50%) or more of the equity conferring voting rights and/or otherwise has the ability to direct the business affairs of another Entity.

(B)           “Breach Notice” shall have the meaning set forth in Section 12.

(C)           “Business Day” means any day when the banks in Zurich, Paris and New York are open for business.

(D)          “Cephalon Guarantees” shall have the meaning set forth in Schedule 1-C.

(E)           “Clinical Studies” means:

(1)        any study in man involving the administration of the Licensed Product or Licensed Molecules to human beings, including studies in all phases of clinical development (Phases I, II, III and IV); and

(2)        observational studies concerning the effects of the Licensed Product or Licensed Molecules in human beings, including post authorisation safety studies, quality of life studies and pharmacoeconomic studies.

(F)           “CNRS” means the Centre National de la Recherches Scientifiques France.

(G)           “CNRS Agreements” means collectively the CNRS/ImmuPharma License Agreement (as defined) as well as any other collaboration agreements, license agreements, exploitation agreements between CNRS and ImmuPharma (as amended from time to time) which pertain to the Licensed Molecules, the Licensed Product or the Licensed Technical Information, however only to the extent they so pertain to the Licensed Molecules, the Licensed Product or the Licensed Technical Information.

(H)          “CNRS/ImmuPharma License Agreement” means the license agreement L05152 executed between CNRS and ImmuPharma on September 27, 2005 and all subsequent amendments as appended in Schedule 4.

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(I)            “CNRS Lupuzor Patents” means those Patents which are the subject under the CNRS/ImmuPharma License Agreement and which are identified as Brevet1 and Brevet2 therein.

(J)            “CNRS Confirmation” shall have the meaning set forth in Section 9.1(R).

(K)          “CNRS Technical Information” means any and all Technical Information Controlled by ImmuPharma on or after the Effective Date, which is owned, co-owned or Controlled by CNRS, to the extent such Technical Information relates to the Licensed Molecules or the Licensed Product.

(L)           “Combination Product” shall mean any composition which comprises the Licensed Molecules and at least another active ingredient.

(M)         “Commercially Reasonable Efforts” [**]

(N)          “Commercial Year” means, except with respect to the first Commercial Year, each successive 12 calendar month period starting from the 01 January of one year and ending on the 31 December of the same year. The first Commercial Year shall begin on the date of the First Commercial Sale to occur in the Territory and end on the 31 December of that year.

(O)          “Confidentiality Agreement” means the Confidentiality Agreement made as of 15 June 2007 between ImmuPharma and Cephalon.

(P)           “Control”, “Controls” or “Controlled” means the possession of the ability to grant the licenses or sublicenses or disclose information as provided for herein, without breaching the terms of any prior written agreement or other arrangement with any Third Party.

(Q)          “Decision Payment” means an amount equal to thirty million US Dollars (US$30,000,000).

(R)           “Development and Commercialization Agreement” means the certain development and commercialisation agreement between ImmuPharma France and Anesta set forth in Schedule 1-A hereto, which shall become effective upon payment of the Decision Payment by, in the discretion of Cephalon, either or both of Cephalon or Anesta.

(S)           “Effective Date” means November 21, 2008.

(T)           “Entity” means and includes any person, firm or company or group of persons or unincorporated organization.

(U)          “Escrow Agent” means Rinderknecht & Burger, Grafenauweg 6, CH-6300 Zug, Switzerland, acting as escrow agent for the Signed Agreements on behalf of ImmuPharma and Cephalon pursuant to Section 3.3.

(V)           “ImmuPharma Patents” means (i) any and all Patents owned or co-owned by ImmuPharma on or after the Effective Date, including any and all Patents added to the Licensed Patents either (x) pursuant to Clause 20.6 of the Development and Commercialization Agreement, or (y) under the CNRS Agreements (as defined); (ii) any Patents owned or co-owned by ImmuPharma which claim priority to such Patents; and (iii) any Patents which would be infringed by the manufacture, use or sale of the Licensed

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Molecules or the Licensed Products which are owned, co-owned or Controlled by ImmuPharma, other than the CNRS Lupuzor Patents, all of (i), (ii) and (iii) however only to the extent they relate to the Licensed Molecules, the Licensed Product or the Licensed Technical Information.

(W)         “ImmuPharma Technical Information” means any and all Technical Information owned or co-owned by ImmuPharma on or after the Effective Date which is related to the Licensed Molecules or the Licensed Product and only to the extent it is so related thereto, including any and all ImmuPharma Technical Information added to the Licensed Technical Information pursuant to Clause 20.6 of the Development and Commercialization Agreement.

(X)          “Interim Phase IIb Study Report” [**]

(Y)           “Know-How” means (a) all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, pre-clinical and clinical information and data, technical information, trade secrets, specifications, instructions, processes, formulae, expertise, information and documentation relating to the development, registration, use, safety, quality control, manufacturing, or commercialisation of the Licensed Product or Licensed Molecules Controlled by ImmuPharma as of the date hereof or obtained by ImmuPharma or either or both of Cephalon and Anesta hereafter, including, without restriction, all know how related to the Licensed Patents and the Licensed Technical Information obtained during the term hereof, which is Controlled by ImmuPharma and which ImmuPharma has the right to license to Cephalon or Anesta and which know-how is necessary or useful for the development, registration, use, manufacture and commercialization of the Licensed Product or Licensed Molecules on the terms and conditions hereof and (b) all other technical information owned, co-owned, Controlled or developed by or on behalf of ImmuPharma or any Affiliate, licensee or sub-contractor thereof relating to the Licensed Patents or the Licensed Technical Information (as the case may be).

(Z)           “Know-How Access and Option Payment” shall have the meaning ascribed to it in Section 4.

(AA)       “License Agreements” means the Development and Commercialization Agreement (as defined) and the Trademark License Agreement (as defined) if referred to collectively.

(BB)        “Licensed Molecules” means any molecule that is a chemical derivative of a peptide corresponding to the sequence 131-151 of the 70k-snRNP protein (i.e., RIHMVYSKRSGKPRGYAFIEY, which is SEQ ID NO: 1 of U.S. patent application serial number 10/236,468), including derivatives in which a Lysine (in position 138 or 142) is acetylated or a Serine (in position 137 or 140) is phosphorylated, any combination thereof and in particular Lupuzor, and the esters, amides, salts, hydrates and solvates thereof.

(CC)        “Licensed Patents” means the:

(1)        ImmuPharma Patents; and

(2)        Third Party Patents.

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(DD)       “Licensed Product” means any formulations or dosages that contain the Licensed Molecules, including but not limited to any Combination Product, for any and all uses.

(EE)         “Licensed Technical Information” means any and all ImmuPharma Technical Information and Third Party Technical Information.

(FF)         “Licensed Trademarks” means the marks LUPUZOR, LUPUSOL and LUPUSTAT and any other word marks, designs or logos that ImmuPharma may apply for, register, create, own or use in the future in respect of the Licensed Products or Licensed Molecules, including but not limited to, those marks listed on Schedule 1 of the Trademark License Agreement and any amendments thereto.

(GG)        “Lupus” means a systemic chronic inflammatory disease also known as Systemic Lupus Erythematosus (SLE) as defined by the American College of Rheumatology classification criteria for SLE (1997) and as set forth in Schedule 6 hereof.

(HH)       “Lupuzor” means IPP-201101, otherwise known as P140, which is the peptide corresponding to the sequence 131-151 of the 70k-snRNP protein with a phosphorylated “Ser” in position 140, the chemical structure of which is given in Schedule 3, and the esters, amides, salts, hydrates and solvates thereof.

(II)           “Lupuzor Trial” means the clinical Phase IIb trial for the Licensed Product or Licensed Molecules in Systemic Lupus Erythematosus and for a 3-months treatment regime of humans, as currently being conducted on behalf of ImmuPharma France, under the protocol title “A Phase IIb, Multicenter, Randomized, Double-Blind, Placebo-Controlled Dose-Ranging Study to Evaluate the Safety, Tolerability and Efficacy of Two Doses of Subcutaneous IPP-201101 Plus Standard of Care, Versus Placebo Plus Standard of Care in Subjects with Systemic Lupus Erythematosus (SLE) and under the ImmuPharma Protocol Number: IP004, as such protocol shall be amended in the sole and reasonable discretion of ImmuPharma France from time to time.

(JJ)          “Manufacturing Data” means all Know-How and Technical Information relating to the manufacture of the Licensed Product or Licensed Molecules.

(KK)       “Non-Execution” shall have the meaning set forth in Section 6.3.

(LL)         “Option” shall have the meaning set forth in Section 2.

(MM)     “Option Period” means the period which starts on the Effective Date and ends on the date which is thirty (30) calendar days after both of Cephalon and Anesta receive from ImmuPharma, in writing, the Interim Phase IIb Study Report.

(NN)       “Option Exercise” means as set forth in Section 3.1 hereof.

(OO)       “Option Payment Date” shall have the meaning set forth in Section 3.2.

(PP)         “Patents” means any and all of the following to the extent they relate to the Licensed Molecules or the Licensed Product:

(1)        patents and patent applications;

(2)        utility models and utility model applications;

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(3)        substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, patent term extensions and the like, and any provisional applications, of any such patents or patent applications, utility models and utility model applications;

(4)        improvements of any of the foregoing;

(5)        foreign or international equivalents of any of the foregoing; and

(6)        any other patents which may issue from the foregoing.

(QQ)       “Positive Decision Notice” shall have the meaning set forth in Section 3.1.

(RR)        “Pre-Clinical Study” means any one of those studies, other than Clinical Studies and studies intended to generate Manufacturing Data, carried out on the Licensed Product or Licensed Molecules which are required to be carried out in order to obtain the grant of an IND or NDA, including without limiting the generality of the foregoing toxicology, pharmacokinetics, drug metabolism and pharmacology studies, in each case which do not involve administration of Licensed Product or Licensed Molecules to humans (and “Pre-Clinical Studies” shall be construed accordingly).

(SS)         “Regulatory Authorities” means any and all governmental or supra-national agencies, ministries, authorities or other bodies having responsibility for the regulation or control of drugs or medicinal products.

(TT)        “Signed Agreements” shall have the meaning set forth in Section 3.3.

(UU)       “Significant Generic Competition” means a level of Generic Competition [**].

(VV)        “Tax” or “Taxes” means all of the following: (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, employment, payroll, production, withholding, value added, premium, property, environmental, or windfall profits tax or other tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever together with interest or penalty additional to tax that may be imposed by any governmental or Regulatory Authority and (ii) any liability for the payment of amounts described in (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period.

(WW)     “Technical Information” means any and all proprietary information, methods, procedures, designs, data discoveries, techniques, formulae and intellectual property of any kind relating to the Licensed Product or Licensed Molecules hereunder and shall include, without limitation, Know-How, Manufacturing Data and the results of and documentation associated with Pre-Clinical Studies and Clinical Studies.

(XX)       “Territory” means all the countries of the world, other than those countries which cease to be a part of the Territory or become Non-Exclusive as provided for in Clause 33.5 of the Development and Commercialization Agreement.

(YY)        “Third Party License Agreements” shall have the meaning set forth in Section 9.1(M).

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(ZZ)        “Third Party” or “Third Parties” means any party, person or Entity other than a Party hereto or an Affiliate, Sub-Licensee, permitted sub-contractor or co-promoter of a Party hereto.

(AAA)   “Third Party Patents” means (i) the CNRS Lupuzor Patents and any and all other Patents Controlled by ImmuPharma on or after the Effective Date that relate to the Licensed Molecules or the Licensed Product and only to the extent that they relate to the Licensed Molecules or the Licensed Product, including any and all Patents added to the Licensed Patents pursuant to Clause 20.6 of the Development and Commercialization Agreement, but not including the ImmuPharma Patents, (ii) any patents Controlled by ImmuPharma which claim priority to such patents and (iii) any patents which would be infringed by the manufacture, use or sale of the Licensed Molecules or the Licensed Product which are Controlled by ImmuPharma.

(BBB)     “Third Party Technical Information” means the CNRS Technical Information and any and all other Technical Information Controlled by ImmuPharma on or after the Effective Date, but not including the ImmuPharma Technical Information.

(CCC)     “Trademark License Agreement” means the certain trademark license agreement between ImmuPharma AG and Anesta set forth in Schedule 1-B hereto, which shall become effective upon ImmuPharma AG’s receipt of the Decision Payment.

1.1           The “Sections” of this Agreement are the numbered provisions of this Agreement which are not contained in the Schedules to this Agreement.  The “Clauses” of this Agreement are the numbered provisions which are contained in Schedule 1 of this Agreement.

2.             Grant of Option

During the Option Period, ImmuPharma hereby grants on the terms and conditions hereof an exclusive and irrevocable right and option to each and both of Cephalon and Anesta (the “Option”) to acquire the licenses and sub-licenses described in the (i) Development and Commercialization Agreement and (ii) Trademark License Agreement.

3.             Exercise of Option

3.1           Cephalon shall have the right, in its sole and absolute discretion, to exercise the Option within the Option Period by sending, acting also on behalf and for the account of Anesta, a written notice to ImmuPharma, indicating a final decision to exercise the Option (“Positive Decision Notice” or the “Option Exercise”).

3.2           Upon Option Exercise, as described above in Section 3.1, payment of the Decision Payment by Cephalon to ImmuPharma shall be made after the latest of (such latest date referred to herein as the “Option Payment Date”):

(A)          Thirty (30) days after the date of the Option Exercise; and

(B)           To the extent the transactions contemplated in this Agreement require filings under the Hart-Scott-Rodino Act or any other applicable antitrust regulation, within ten (10) Business Days after the expiration or termination of the waiting period under the Hart-Scott-Rodino Act or such other applicable antitrust regulation.

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.3           For the avoidance of doubt, (x) the License Agreements and (y) the Cephalon Guarantees shall be executed by all Parties required to execute the License Agreements and the Cephalon Guarantees on or before the execution of this Agreement. The License Agreements and the Cephalon Guarantees (the “Signed Agreements”) shall come in force and effect, however, only after the later of (i) Option Exercise, as described in Section 3.1, and (ii) the payment of the Decision Payment, as described in Section 3.2; and shall have no legal effect whatsoever before the Option Exercise and the payment of the Decision Payment.  All signed copies of such Signed Agreements shall be deposited with the Escrow Agent who shall hold all the Signed Agreements in escrow for the Parties hereto. Upon the occurrence of all of (i) and (ii) above or upon joint written instructions by both Parties, the Escrow Agent shall release one fully executed copy of this Agreement, signed by ImmuPharma, Cephalon and the Escrow Agent, to each of the signatories hereof. Should either (i) the condition described under clause (i) above not occur within the Option Period or (ii) the Decision Payment not be made by the Option Payment Date as provided under clause (ii) above, unless the Escrow Agent has received joint written instructions by both Parties to the contrary, the Escrow Agent shall destroy all Signed Agreements.

4.             Know-How Access and Option Payment

As consideration for granting access to certain know-how and information, including the Interim Phase IIb Study Report relating to Lupuzor, for granting the Option and for the other representations, warranties and covenants set forth herein, Cephalon shall pay to ImmuPharma an amount of fifteen million US Dollars (US$15,000,000) (the “Know-How Access and Option Payment”).  The Know-How Access and Option Payment shall be made by Cephalon within five (5) Business Days after the receipt by Cephalon of (i) this Agreement, duly executed by each Party and the Escrow Agent and (ii) a written confirmation from the Escrow Agent that the Escrow Agent has received each of the Signed Agreements, duly executed by each Party and the Escrow Agent (as applicable), and subject to Section 12, shall be non-refundable, even if Cephalon should not exercise the Option on the terms and conditions hereof.

5.             Effectiveness of Option and License Agreements; Conflicts Between this Agreement and the License Agreements as well as with the CNRS Agreements

5.1           Option.  The Option hereunder shall become granted and exercisable upon ImmuPharma’s receipt of the Know-How Access and Option Payment.

5.2           License Agreements and Cephalon Guarantees.  Notwithstanding the signature of this Agreement, the License Agreements and the Cephalon Guarantees shall not become effective other than in accordance with the terms and conditions of Section 3 hereof.

5.3           Proviso.  If the License Agreements become effective, then where there is any conflict between the terms of this Agreement and any or both of the License Agreements, the terms and provisions of the License Agreements shall prevail over the conflicting terms and provisions of this Agreement.

6.             Exclusivity, Positive Decision and Other Matters

6.1           Undertakings by ImmuPharma. ImmuPharma shall during the Option Period:

(A)          not enter into any negotiations or agreement with any Third Party whereby such Third Party would be granted any interest in or rights to use the Licensed Patents, the Licensed Technical Information or the Licensed Trademarks in the Territory;

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(B)           use Commercially Reasonable Efforts, to the extent within the control of ImmuPharma, to advance the Lupuzor Trials;

(C)           use Commercially Reasonable Efforts to work together with Cephalon Inc. and Anesta to reach a reasonable agreement on the format of the Interim Phase IIb Study Report as promptly as possible; in the event that the Parties shall not be able to reach such an agreement on the format of the Interim Phase IIb Study Report by December 31, 2008, ImmuPharma shall be entitled to submit such Interim Phase IIb Study Report to Cephalon Inc. and Anesta in the format as recommended in ICH E3; Guideline for Industry Structure and Content of Clinical Study Reports as reasonably presented to ImmuPharma by the CRO appointed by ImmuPharma to conduct the Lupuzor Clinical Trials, which CRO Cephalon and Anesta hereby represent and warrant to have been audited by Cephalon, to Cephalon’s and Anesta’s full satisfaction.

(D)          provide Cephalon Inc. with copy to Anesta with the Interim Phase IIb Study Report within seven (7) Business Days of receipt of such report by ImmuPharma;

(E)           use Commercially Reasonable Efforts, to the extent within the control of ImmuPharma, to provide Cephalon Inc. with copy to Anesta with the Interim Phase IIb Study Report, if possible, by January 31, 2009; Cephalon Inc. and Anesta each severally acknowledge that ImmuPharma shall not be held in breach of this Agreement, if the Interim Phase IIb Study Report, despite the Commercially Reasonable Efforts of ImmuPharma to cause the appointed CRO to deliver the report in time, shall not be delivered to Cephalon Inc. with copy to Anesta by this date;

(F)           keep all information and data regarding the Interim Phase IIb Study Report strictly confidential, subject to any disclosure requirements of ImmuPharma or the appointed CRO under any applicable laws or regulations;

(G)           make available to Cephalon all reasonable information and documentation on Licensed Patents, Licensed Technical Information and any other material information relating to the Licensed Product or Licensed Molecules, including but not limited to promptly making available to Cephalon any such information acquired after the Effective Date;

(H)          use Commercially Reasonable Efforts to continue to comply with the CNRS Agreements, including but not limited to the Patent and Know-How License between ImmuPharma and CNRS No. L05152 dated September 27, 2006 (the “CNRS/ImmuPharma License Agreement”) and not agree to any amendments of any of the CNRS Agreements which have or may have any adverse effects on the terms and provisions of this Agreement and/or the License Agreements, without the prior written consent of Anesta, except for Amendment No. 1 to the CNRS/ImmuPharma License Agreement attached hereto as Schedule 4;

(I)            use Commercially Reasonable Efforts to obtain from CNRS, and deliver to Cephalon, a CNRS Confirmation (in the form described in Section 9.1(R)), signed by both CNRS and ImmuPharma and dated as close as reasonably possible to the date of the Decision Payment;

(J)            to the extent required by the Hart-Scott-Rodino Act or any other applicable antitrust regulations, ImmuPharma shall timely file all documents it is required to file under the Hart-Scott-Rodino Act and such other applicable antitrust regulations and cooperate with

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Cephalon in making filings and securing the termination of the waiting period under the Hart-Scott-Rodino Act and such other applicable antitrust regulations.

6.2           Undertakings by Cephalon and Anesta. Cephalon and Anesta jointly and severally agree and undertake:

(A)          to use Commercially Reasonable Efforts to work together with ImmuPharma to reach a reasonable agreement on the format of the Interim Phase IIb Study Report; and

(B)           to the extent required by the Hart-Scott-Rodino Act or any other applicable antitrust regulations, Cephalon shall timely file all documents it is required to file under the Hart-Scott-Rodino Act and such other applicable antitrust regulations and cooperate with ImmuPharma in making filings and securing the termination of the waiting period under the Hart-Scott-Rodino Act and such other applicable antitrust regulations.

6.3           Non-Execution by Cephalon or Anesta. If (i) no Option Exercise occurs within the Option Period or (ii) the License Agreements shall not become effective by the Option Payment Date, whichever of (i) or (ii) is applicable (the “Non-Execution”), subject to Section 12:

(A)          ImmuPharma shall be free to enter into any binding agreement with any third party whereby such third party would be licensed to use the Licensed Products or Licensed Molecules, the Licensed Patents, the Licensed Technical Information or the Licensed Trademarks in the Territory or otherwise make free use of the Licensed Products or Licensed Molecules, the Licensed Patents, the Licensed Technical Information and the Licensed Trademarks; and

(B)           Neither Cephalon nor Anesta shall have any right or claim to obtain any licence to use the Licensed Products, Licensed Molecules, Licensed Patents, the Licensed Technical Information or the Licensed Trademarks; and

(C)           The Escrow Agent shall destroy the Signed Agreements.

7.             Confidentiality

All information and data concerning the Licensed Product or Licensed Molecules and the Pre-Clinical and Clinical Studies for Lupuzor (including without limitation the Interim Phase IIb Study Results) shall be kept strictly confidential by each and both of Cephalon and Anesta and all persons having access to such information through either Cephalon or Anesta for a period of (i) ten (10) years from receipt by either Cephalon or Anesta (ii) for as long as any aspect of the Licensed Product or Licensed Molecules is covered by any valid claim under any of the Licensed Patents, whichever of (i) and (ii) is applicable and all also on the terms and conditions of the Confidentiality Agreement.  Neither Cephalon nor Anesta shall make any direct or indirect use of any such information concerning the Licensed Product or Licensed Molecules and the Pre-Clinical and Clinical Studies for Lupuzor other than are explicitly permitted hereunder for such period in which the Confidentiality Agreement shall also remain in full force and effect.

8.             Public Announcements

8.1           Secrecy.  The Parties agree that the terms of this Agreement, including without limitation the License Agreements, shall, unless the Parties explicitly otherwise agree in writing, be treated as confidential, subject to Sections 8.2 and 8.3.

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.2           Press Releases.  During the Option Period and until either (i) the time period in Section 6.3 has elapsed or (ii) until the License Agreements have become effective on the terms and conditions of Section 3 hereof, ImmuPharma shall not make any press announcement regarding the Licensed Product or Licensed Molecules (including with regard to development progress and scientific publications) without the prior review by and written consent of Cephalon, which consent shall not be unreasonably withheld. The Parties shall coordinate with respect to the wording and timing of any such announcements and each Party shall use its reasonable best endeavours to give the other Party a draft of each such announcement at least two (2) Business Days in advance of its planned release and thereafter keep the other Party promptly informed of any changes to such draft and shall consider in good faith any reasonable comments made on such draft by such other Party.

8.3           Compulsory or Necessary Disclosures. Nothing contained in this Agreement shall prevent either Party from disclosing in the required form such information as is (i) required to be disclosed by law or regulatory requirement, including without limiting the generality of the foregoing, the regulation of any stock exchange on which the shares or other securities of such Party or its Affiliates are quoted or listed or (ii) subject to the other party’s prior written approval (such approval not to be unreasonably withheld) necessary for any financing or funding transactions of any of the Parties.

9.             ImmuPharma Representations and Warranties

9.1           Representations and Warranties.  ImmuPharma jointly and separately represents and warrants that, as of the Effective Date and as of the date of the Decision Payment except as for those events which (i) either occurred after the Effective Date and are not within the control of ImmuPharma or (ii) were only reasonably discovered by ImmuPharma after the Effective Date to have occurred prior to the Effective Date and not within the control of ImmuPharma and (iii) disclosed properly to Cephalon pursuant to Section 9.2:

(A)          ImmuPharma France and ImmuPharma AG are validly existing under the laws of France and Switzerland, respectively, with full power and authority to execute and deliver this Agreement and perform their obligations hereunder;

(B)          neither ImmuPharma France nor ImmuPharma AG is insolvent;

(C)          each of ImmuPharma France and ImmuPharma AG has the corporate power to execute, deliver and enter into and perform this Agreement and has been duly authorized by all necessary or proper corporate action to do so;

(D)          this Agreement has been duly executed by ImmuPharma France and ImmuPharma AG and represents a legal, valid and binding obligation of ImmuPharma, enforceable in accordance with its terms;

(E)           ImmuPharma France’s and ImmuPharma AG’s execution and performance of this Agreement do not conflict with, violate or breach (i) its applicable entity formation documents, (ii) any contractual obligations with any Third Party or (iii) any law or regulation, and no consent is required from any Third Party (including CNRS) or governmental authority for ImmuPharma to execute and perform its obligations in this Agreement; except for the consent required under section 3.1 of the CNRS License Agreement, which consent has been delivered to Anesta, and except for (x) the expiration of the waiting period under the Hart-Scott-Rodino Act, if applicable, or under any other mandatorily applicable antitrust regulations or (y) any other antitrust acts or regulations

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

anywhere in the Territory, to the extent such acts or regulations are mandatorily applicable hereto or to the Signed Agreements whereby it is agreed and understood, that any and all terms and conditions hereof shall only be applicable hereto or to the Signed Agreements to the extent they are permitted under any such mandatorily applicable antitrust acts or regulations;

(F)           ImmuPharma has not received notice and does not have knowledge of any fact which alleges or threatens any challenge to the rights of ImmuPharma, its Affiliates or of the rights of Cephalon or its Affiliates under this Agreement, or is likely to prevent Cephalon or its Affiliates from developing, making, using, importing or selling the Licensed Product or Licensed Molecules in the Territory on the terms and conditions thereof;

(G)          ImmuPharma has not received written notice and does not have knowledge of any fact which is likely to prevent ImmuPharma from performing any obligation of ImmuPharma under this Agreement on the terms and conditions hereof;

(H)          Schedule 2 attached hereto sets forth a true and accurate list of all Patents owned, co-owned, licensed, or Controlled by ImmuPharma or to which it otherwise has rights, which relate to the development, manufacture, use, sale or commercialization of the Licensed Molecules or Licensed Product;

(I)            ImmuPharma is the exclusive licensee of the Third Party Patents, including but not limited to the CNRS Lupuzor Patents, and the Third Party Technical Information except for CNRS’s right to make and use the CNRS Lupuzor Patents and the CNRS Technical Information for non-commercial research purposes as provided for in the CNRS/ImmuPharma License Agreement, ImmuPharma has the right to grant the rights and licenses (or sub-licenses, where applicable) to the CNRS Lupuzor Patents, ImmuPharma Patents, ImmuPharma Technical Information, Third Party Technical Information, the Licensed Products and the Licensed Molecules to Anesta as set forth in the Development and Commercialization Agreement; and to the knowledge of ImmuPharma, such CNRS Lupuzor Patents and Third Party Technical Information are free and clear of any lien, encumbrance or security interest;

(J)           there is no pending or, to the knowledge of ImmuPharma, threatened litigation, claim, investigation, action or proceeding that could impair the ability of ImmuPharma to perform its obligations under this Agreement or the License Agreements or which would affect the validity, enforceability or ownership of the Licensed Patents or Licensed Technical Information;

(K)          ImmuPharma owns, co-owns or Controls the Licensed Patents and the Licensed Technical Information, free and clear of any lien, encumbrance or security interest;

(L)           all Licensed Trademarks are owned by ImmuPharma and are the subject of current or pending registrations; as of Effective Date, ImmuPharma is not aware of any Third-Party rights in ImmuPharma’s current or pending Licensed Trademark registrations relating to the Licensed Product or Licensed Molecules. As of Effective Date, ImmuPharma has no knowledge of any prior use, infringement, piracy or counterfeiting of the Licensed Trademark, any superior rights by any Third Party in such Licensed Trademarks or any adverse claims pertaining to such Licensed Trademarks;

(M)         Schedule 5 attached hereto is a listing of all material agreements, including but not limited to agreements with CNRS entered into by ImmuPharma related to the Licensed

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Patents, the Licensed Product, Licensed Molecules, the Licensed Technical Information or the Licensed Trademarks (the “Third Party License Agreements”); accurate and complete copies of such agreements have been delivered to Cephalon prior to the Effective Date, and neither ImmuPharma, nor to the knowledge of ImmuPharma, any other party to such agreements is in material breach of any such agreements prior to the Effective Date;

(N)          to the best of ImmuPharma’s knowledge, the inception, development and reduction to practice of the ImmuPharma Patents and the ImmuPharma Technical Information has not and does not constitute or involve the misappropriation of trade secrets of any Third Party;

(O)          to the best of ImmuPharma’s knowledge, none of the Licensed Patents is invalid or unenforceable and no claim has been received by ImmuPharma, or to the knowledge of ImmuPharma received by CNRS, asserting the invalidity, misuse, unregistrability, unenforceability or non-infringement of any of the Licensed Patents or challenging its right to use or ownership of any of the Licensed Patents or making any adverse claim of ownership thereof;

(P)           ImmuPharma has delivered to Cephalon a true and complete copy of the FDA IND file on pre-clinical and clinical data and other information in ImmuPharma’s Control which could reasonably be considered material for the safety or efficacy of the Licensed Product or Licensed Molecules and to the best of ImmuPharma’s knowledge such pre-clinical and clinical data and studies are in material compliance with all rules, regulations and laws, except for those pre-clinical studies that did not comply with GMP rules and regulations which ImmuPharma has disclosed to Cephalon in writing;

(Q)          ImmuPharma is not aware of any patent or patents affecting the validity of the Licensed Patents or any novelty destroying prior art relating to the Licensed Patents;

(R)          ImmuPharma has delivered to Anesta Amendment No. 1 to the CNRS/ImmuPharma License Agreement, fully executed by both CNRS and ImmuPharma and a written confirmation, duly executed by ImmuPharma and CNRS stating that ImmuPharma is not in breach of any of the CNRS Agreements (the “CNRS Confirmation”);

(S)           ImmuPharma is not in breach of the CNRS Agreements and no rights of ImmuPharma’s provided for in the CNRS Agreements have been modified in any way to have adverse effects on this Agreement or the License Agreements;

(T)          ImmuPharma is not aware of any patents or patents applications other than the Licensed Patents for which a claim of infringement could reasonably be asserted for the development, manufacture, use, sale or commercialization of the Licensed Molecules or Licensed Product; and

(U)          As of the Effective Date, ImmuPharma has not viewed any unblinded efficacy data from the Lupuzor Trial and has no information or knowledge from which ImmuPharma can reasonably determine the outcome or result of the Lupuzor Trial.

9.2           If ImmuPharma first becomes aware of any event which (i) either occurred after the Effective Date hereof and is not within the control of ImmuPharma or (ii) was only reasonably discovered by ImmuPharma after the Effective Date to have occurred prior to the Effective Date and not within the control of ImmuPharma relating to any of the representations and warranties in Section

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

9.1 of this Agreement after the Effective Date hereof and before the date of the Decision Payment, then ImmuPharma shall promptly send Cephalon a written notice, in accordance with Section 20 of this Agreement, describing such event whereby it is agreed and understood, that such an event shall not be characterised as breach for the purposes of Section 12 hereof.

10.           Cephalon Representations and Warranties

10.1         Representation and Warranties.  Cephalon Inc. and Anesta jointly and severally warrant that, as of the Effective Date and as of the date of the Decision Payment except as for those events  which (i) either occurred after the Effective Date and are not within the control of Cephalon or Anesta, or (ii) were only reasonably discovered by Cephalon or Anesta after the Effective Date to have occurred prior to the Effective Date and not within the control of Cephalon or Anesta and (iii) disclosed properly to ImmuPharma pursuant to Section 10.2:

(A)          Cephalon and Anesta are validly existing under the laws of the United States of America and Switzerland, respectively, with full power and authority to execute and deliver this Agreement and perform their obligations hereunder;

(B)          each of Cephalon and Anesta has the corporate power to execute, deliver and enter into and perform this Agreement and has been duly authorized by all necessary or proper corporate action to do so;

(C)          this Agreement has been duly executed by each and both of Cephalon and Anesta and represents legal, valid and binding obligations of each and both of Cephalon and Anesta, enforceable in accordance with its terms;

(D)          Neither Cephalon’s nor Anesta’s execution and performance of this Agreement conflict with, violate or breach (i) its applicable entity formation documents, (ii) any contractual obligations with any Third Party or (iii) any law or regulation, and no consent is required from any Third Party or governmental authority for Cephalon to execute and perform the obligations in this Agreement; except for (x) the expiration of the waiting period under the Hart-Scott-Rodino Act, if applicable, or under any other mandatorily applicable antitrust acts or regulations, or (y) any other applicable antitrust acts or regulations to the extent such antitrust acts or regulations are mandatorily applicable hereto or to any of the Signed Agreements anywhere in the Territory , whereby it is agreed and understood, that any and all terms and conditions hereof shall only be applicable hereto or to the Signed Agreements to the extent they are permitted under any such mandatorily applicable antitrust acts or regulations;

(E)           there is no material fact which is likely to prevent Cephalon or Anesta from developing, making, using, importing and selling the Licensed Product or Licensed Molecules in the Territory;

(F)           Neither Cephalon nor Anesta have received written notice or does not have knowledge of any fact which is likely to prevent either Cephalon or Anesta from performing any obligation of either Cephalon or Anesta under this Agreement;

(G)          Neither Cephalon nor Anesta have received any written notice from any Third Party which alleges or threatens any challenge to the right of either Cephalon or Anesta to develop, make, have made, import, use and sell the Licensed Product or Licensed Molecules in the Territory under the Licensed Patents; and

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(H)          Each and both of Cephalon and Anesta have the commercial, technical and financial resources and expertise available, and intends to use them, to develop, manufacture, import, use and sell Licensed Product or Licensed Molecules in the Territory as contemplated by the Development and Commercialization Agreement.

10.2         If Cephalon or Anesta first becomes aware of any event which (i) either occurred after the Effective Date hereof and is not within the control of Cephalon or Anesta or (ii) was only reasonably discovered by Cephalon or Anesta after the Effective Date to have occurred prior to the Effective Date and not within the control of Cephalon or Anesta  relating to any of the representations and warranties in Section 10.1 of this Agreement after the Effective Date and before the date of the Decision Payment, then Cephalon shall promptly send ImmuPharma a written notice, in accordance with Section 20 of this Agreement, describing such event  whereby it is agreed and understood, that such event shall not be characterised as breach for the purposes of Section 12 hereof.

11.           Remittance of Payments, Taxes and Set-off

11.1         Payments. The Know-How Access and Option Payment shall be made electronically in US Dollars and to such place and account as may be designated from time to time for that purpose by ImmuPharma to Cephalon or its Affiliates in writing.

11.2         Withholding Taxes. All sums payable by either Party under this Agreement shall be paid in full without any set off and without deduction or withholding for any Taxes, duties, levies, fees or charges, except as may be required by law.  If it shall appear that any such sum is or is likely to be or become subject to deduction or withholding for any such Taxes, duties, levies, fees or charges, as aforesaid the Parties shall consider together to what extent, if at all, it may lawfully be possible to mitigate the amount of such deduction or withholding or of the amount required to be paid as aforesaid, including making all Commercially Reasonable Efforts to make timely and procedurally correct application for relief from withholding Tax in respect of any such payment under any applicable law or regulations, including any doubly tax treaties applicable to the Parties.  For any Taxes withheld or to be withheld, each party agrees to timely deliver all certificates and forms as may be necessary and appropriate to establish an exemption from Tax or file Tax returns as would be necessary with respect to such Taxes.

12.           Breach; Remedies

In the event of a breach by a Party of its covenants, agreements, representations or warranties hereunder, the non-breaching party shall give written notice to such effect to the breaching party(ies) (the “Breach Notice”) and, if such breach shall not have been cured by the breaching party(ies) within thirty (30) calendar days from the date of receipt of the Breach Notice, the non-breaching Parties shall have all remedies at law or at equity, including but not limited to a full refund of the Know-How Access and Option Payment and any other damages related to such breach. The Parties agree that the Option and the License Agreements represent unique property that cannot be readily obtained on the open market and that Cephalon and its Affiliates would be irreparably injured if this Agreement and the License Agreements are not specifically enforced after the breach or default by ImmuPharma. Therefore, the Parties shall have the right to specifically enforce the other Party’s performance of its obligations under this Agreement and the License Agreements, and each Party  agrees to waive the defense in any such suit that the other Party has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy, and that the other Party shall have the right to obtain specific performance of the terms of this Agreement and the License Agreements without being required to prove actual damages. As a condition to seeking specific performance,

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Cephalon shall not be required to have tendered the Decision Payment, but shall be ready, willing and able to do so.

13.           Waiver

13.1         No Waiver.  No relaxation, forbearance, delay or indulgence by either Party in enforcing any of the terms and conditions of this Agreement or the granting of time by either Party to the other shall prejudice, affect or restrict the rights and powers of that said Party hereunder nor shall any waiver by either Party of any breach hereof operate as a waiver of or in relation to any subsequent or any continuing breach hereof.

13.2         Enforcement.  A waiver by one Party of a breach by the other of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

14.           General Assurances

Either Party shall at any time upon the request of the other do and execute all such acts, deeds, documents and things as may reasonably be required by the other to perfect and complete the grant of any rights and licenses conferred upon the other, including in particular (without prejudice to the generality of the foregoing) entry into forms of licence or other instruments confirming such rights for registration with appropriate authorities.

15.           Severability

In the event that any section or clause or any part of any section or clause contained in this Agreement is declared invalid or unenforceable by the judgment or decree by consent or otherwise of a court of competent jurisdiction not subject to appeal, all other sections or clauses or parts of sections or clauses contained in this Agreement shall remain (in so far as they have become effective in accordance with this Agreement) in full force and effect and shall not be affected thereby for the term of this Agreement.

16.           Assignment

This Agreement, and any of the rights and obligations created herein, are not assignable or transferable by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed, provided that Cephalon may only assign this Agreement, without the prior written consent of ImmuPharma, to any Affiliate upon prior written notice to ImmuPharma.  Any permitted assignee or successor described in this Section 16 shall succeed to all of the rights and obligations of the assigning Party under this Agreement, provided that Cephalon, together with the affiliated assignee, shall remain jointly and severally liable for all obligations hereunder and under the License Agreement.

17.           Entire Agreement

This Agreement and any documents referred to herein set forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and merge all prior discussions between them and all prior memoranda of intent or understanding.  Neither Party shall be bound by any term, condition or representation other than as expressly stated in this Agreement or as subsequently set forth in writing and signed by the Party to be bound.

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

18.           Titles and Headings

The titles of this Agreement or any part within it and the headings to sections, clauses and schedules in this Agreement are included for the purpose of ease of reference only and shall not have any effect on the construction and interpretation of the terms hereof.

19.           Costs of Preparation

The Parties hereto shall pay their own respective legal costs incurred in the preparation of this Agreement.

20.           Notices

Any notice or other document to be given under this Agreement shall be given by sending the same by registered mail or overnight delivery service or by facsimile transmission to the address of the relevant Party set out below or to such other address as such Party may have notified to the other for the purposes hereof.  All notices and communications relating to this Agreement shall be deemed to have been given when received.

ImmuPharma’s Address:

ImmuPharma (France) S.A. and ImmuPharma AG

c/o ImmuPharma plc

50 Broadway

Westminster

London SW1H 0BL

United Kingdom

Fax no:  +44 20 7152 4001

For the attention of the Chief Executive Officer

With copy to:

ImmuPharma France SA

Technopôle

40 rue Marc Seguin

F-68100 Mulhouse

France

For the attention of the Chairman

And with further copy to

Dr. Thomas M. Rinderknecht

RKS Rinderknecht & Burger

Grafenauweg 6

CH-6300 Zug

Switzerland

Fax:  + 41 41 726 60 66

(legal counsel)

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Cephalon’s Address:

Anesta AG

Baarerstrasse 23

CH- 6300 Zug

Switzerland

Fax: +41 41 729 80 66

and

Cephalon, Inc

41 Moores Road

Frazer, PA 19355

USA

Fax no:  +1 610 727 7652

For the attention of the Vice President and Deputy General Counsel

And with further copy to

Ballard Spahr Andrews & Ingersoll, LLP

1735 Market Street

51st Floor

Philadelphia, Pennsylvania 19103

U.S.A.

Fax:  +1 215 864 9043

For the attention of:  Brian D. Doerner

Any notice or other document served by one Party on the other in accordance with the terms of this Agreement shall be in the English language and shall not be validly served unless this condition is complied with.

21.           Force Majeure

21.1         Neither ImmuPharma nor Cephalon (as the case may be) shall be held in breach of its obligations hereunder to the extent only that due performance or observance of such obligation is prevented or delayed by reason of act of God, war or other hostilities, civil commotion, strikes, trade disputes, acts or restraints of government, imposition or restrictions of imports or exports or any other circumstances of a similar type, in each case beyond the reasonable control of the respective Parties.

21.2         The Party affected by an event referred to in Section 21.1 shall forthwith notify the other Party of the nature and effect of such event and both Parties shall where the same is practicable use all Commercially Reasonable Efforts to minimise such effect and to comply with the respective obligations herein contained as nearly as may be in their original form.

22.           No Agency, Partnership or Joint Venture

Nothing in this Agreement shall be construed as giving rise to the relationship of principal and agent partnership or joint venture or entitle either Party to make any representation enter into any contract give a warranty or incur any liability on behalf of or pledge the credit of the other Party.

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

23.           Benefit to Third Parties

23.1         No party who is not a party to this Agreement shall have any rights to enforce any term of this Agreement.

24.           Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with Swiss law, without reference to the principles of conflict of laws thereof.  To the extent that any relationship between the Parties hereto or thereto by applicable mandatory law is subject to any other law, such other law shall govern such relationship only, and all other relationships shall remain governed by the laws of Switzerland.

25.           Dispute Resolution and Arbitration

25.1         The Dispute Resolution. The Parties will cooperate in good faith and use Commercially Reasonable Efforts to informally resolve any disputes under this Agreement.  If the Parties are not able to informally resolve a dispute under this Agreement within thirty (30) calendar days after such dispute arises, the following procedures shall be used:

(A)          one Party will serve upon the other Party a “Notice of Dispute” that summarizes the nature of the dispute and the efforts taken to resolve that dispute to date;

(B)          within ten (10) Business Days of the receipt of the Notice of Dispute, the Parties will conduct a meeting (which may take place by teleconference) of senior executive-level representatives of each Party, which representatives will use Commercially Reasonable Efforts to resolve the dispute; and

(C)           if, following the senior executive-level meeting described in Section 25.1(B), the dispute remains unresolved, then the Parties may institute claims, suits or any other actions under the laws of Switzerland under the arbitration procedures described hereinafter.

25.2         Arbitration. Subject to Section 25.1, any dispute concerning this Agreement shall be referred to and finally resolved by arbitration under the international commercial arbitration rules of the International Chamber of Commerce; such rules are deemed to be incorporated by reference into this section.  The place of arbitration shall be London, England. The arbitration proceedings shall be conducted in the English language and the arbitration award shall be in English. Notwithstanding anything else in the rules of the International Chamber of Commerce, the arbitrator or arbitrators for such arbitration shall have no relation to either Party, CNRS, or any affiliate thereof, and the decision in the arbitration proceeding shall be determined by the vote of a majority of the arbitrators.

25.3         Injunctive Relief. Notwithstanding anything in this Agreement, the Development or Commercialization Agreement or the Trademark License Agreement, the Parties may seek injunctive relief and specific performance in any court without first adhering to the dispute resolution and arbitration procedures in this Agreement.

25.4         License Agreements. Section 25.1 shall not apply in relation to any dispute concerning this Agreement that arises after the License Agreements have become effective.

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[THE BALANCE OF THIS PAGE HAS BEEN LEFT BLANK ON PURPOSE]

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

AS WITNESS, the Parties hereof have executed this Agreement to be effective as of the Effective Date.

IMMUPHARMA (FRANCE) S.A.

By:	/s/ Robert Zimmer
Name: Robert Zimmer
Title: Chairman of the Board

In the presence of:
Name:

IMMUPHARMA AG

By:	/s/ Robert Zimmer
Name: Robert Zimmer
Title: Chairman of the Board

In the presence of:
Name:

ANESTA AG

By:	/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: Chairman

In the presence of:
Name:

CEPHALON, INC.

By:	/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: Executive Vice President & Chief Financial Officer

In the presence of:
Name:

With respect to Section 3.3:

ESCROW AGENT

/s/ Jürg Burger
Name: Jürg Burger
Title: Partner/Attorney-at-Law

**   Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.